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                                                                   EXHIBIT 10(q)

     Amendments to The Hertz Corporation Long-Term Equity Compensation Plan
                 (Effective as of and Contingent Upon the Merger of The Hertz Corporation with Ford FSGII, Inc.)



The last sentence of Section 1.3 of the Plan is amended to read as follows:

       "However, in no event may an Award be granted under the Plan on or after March 1, 2001."

Section 2.7 is amended to read as follows:

       "2.7. "COMMITTEE" means the Board of Directors of the Company or a committee of not less than two persons appointed by the Board pursuant to
       Section 3.1."

Section 2.31 of the Plan is amended to read as follows:

       "2.31. "SHARES" means "shares of common stock, par value $.01 per share of Ford Motor Company, to the extent that adjustments under Section 4.3 provide for the conversion of Options previously based on the Company's Class A common stock to Options based on Ford Motor Company common stock as a result of the merger of the Company with Ford FSGII, Inc."

Section 3.1 is amended in its entirety to read as follows:

       "3.1. THE COMMITTEE. The Plan shall be administered by the Board of Directors of the Company or a committee of not less than two persons appointed by the Board."

The following sentence is added to the end of Section 4.3:

       "Notwithstanding anything contained herein to the contrary, such adjustments to outstanding Options based on Company Class A common stock may, in the case of the merger of the Company with Ford FSGII, Inc. be made by converting such Options into Options based on Ford Motor Company common stock, as determined and approved by the Committee and Ford Motor Company. To the extent that this is not feasible in certain countries for regulatory reasons, the applicable Options may be cashed out or converted to Ford stock appreciation rights or converted to Options based on Ford stock at a later date, if necessary. Notwithstanding the foregoing, Options held by any former employee who remains as a director of the Company following such merger may be cashed out based on a Black-Scholes value at the time of the merger.